EXHIBIT 32
CERTIFICATE OF CEO AND CFO
     The undersigned Chief Executive Officer and Chief Financial Officer of FGBC Bancshares, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on our knowledge:
(1)	the annual report on Form 10-K of the Registrant, to which this certificate is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: March 17, 2008

/s/ Jackie L. Reed
Jackie L. Reed, CEO

/s/ Teresa L. Martin
Teresa L. Martin, CFO